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                                                                    Exhibit 23.2


                         CONSENT OF MOORE STEPHENS, P.C.


         The undersigned, Moore Stephens, P.C. hereby consents to the use of our name and use of our auditor's report dated October 30, 1998 for Cad Cam, Inc. as filed with Thinkpath.com Inc.'s, formerly known as IT Staffing Ltd. (the "Company") Registration Statement on Form SB-2, being filed by the Company.



                                                /s/ Moore Stephens, P.C.
                                                --------------------------------
                                                Moore Stephens, P.C.
                                                Certified Public Accountants




February 25, 2000